Exhibit 4.10

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, RESPECTIVELY, UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CV THERAPEUTICS, INC.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

Issuance Date: January 19, 2006

THIS CERTIFIES THAT, for value received, The Wheatley Family Limited Partnership, a California limited partnership (“Wheatley”), is entitled to subscribe for and purchase 163,309 shares (as adjusted pursuant to the provisions hereof, the “Shares”) of the common stock of CV Therapeutics, Inc., a Delaware corporation (the “Company”), at the Exercise Price (defined below), upon such terms and conditions as hereinafter set forth.

1. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Issuance Date and ending at the later of (A) 5:00 p.m. Pacific Time on the tenth (10th) anniversary of the Issuance Date if (but only if) at any time prior to the fifth (5th) anniversary of the Issuance Date, the closing price of one share of the common stock of the Company on the Nasdaq National Market is less than $48.08 for each trading day during any period of twenty (20) consecutive trading days or (B) 5:00 p.m. Pacific Time on the fifth (5th) anniversary of the Issuance Date.

2. Exercise Price. The exercise price for the Shares shall be $24.04 per share (the “Exercise Price”).

3. Method of Exercise; Net Issue Exercise.

(a) Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by Wheatley, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or wire transfer in immediately available funds, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased hereunder. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Shares so purchased shall be delivered to Wheatley and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Wheatley.

(b) Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of Wheatley under the terms of this Warrant and in lieu of exercising this Warrant under Section 3(a) above, Wheatley may elect to convert this Warrant (the “Conversion Right”) into shares of common stock, the aggregate value of which shares shall be equal to the value of this Warrant. The Conversion Right may be exercised by Wheatley by surrender of this Warrant at the principal office of the Company (with the Notice of Exercise form attached hereto as Exhibit A-1 duly executed), in which event the Company shall issue to Wheatley a number of shares of the Company’s common stock computed using the following formula:

X =	Y (A-B)
A

Where:	X =	The number of shares of common stock to be issued to Wheatley.
	Y =	The number of shares of common stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3(b).
	A =	The closing price of one share of the Company’s common stock as reported on the Nasdaq National Market on the trading day immediately preceding the date that the Exercise Notice is delivered to the Company.
	B =	Exercise Price (as adjusted to the date of such calculations).

4. Stock Fully Paid; Reservation of Shares. All Shares to be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all liens and charges with respect to the issuance thereof. During the period within which this Warrant may be exercised, the Company will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of common stock.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of common stock upon the exercise of this Warrant shall be made without charge to Wheatley for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant; provided, however, that upon any transfer involved in the issuance or delivery of any certificates for shares of common stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Adjustments to Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification; Consolidation or Merger. In case of any reclassification of all of the Company’s outstanding common stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is a continuing corporation and in which the Company’s stockholders immediately preceding such consolidation or merger own at least 50% of the voting securities of the Company following such consolidation or merger and which does not result in any reclassification of the shares issuable upon exercise of this Warrant), or in the case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that Wheatley shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of common stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company’s assets or merger by a holder of an equivalent number of shares of common stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subsection (a) shall similarly apply to successive reclassifications, consolidations, mergers, and the sale of all or substantially all of the Company’s assets.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine all of its outstanding common stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

(c) Stock Dividends and other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to all of its outstanding common stock payable in, or make any other distribution with respect to, all of its outstanding common stock (except any distribution specifically provided for in the foregoing subsections 6(a) or 6(b)), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (1) the numerator of which shall be the total number of shares of common stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of common stock outstanding immediately after such dividend or distribution.

(d) Certificate as to Adjustment. In each case of any adjustment in either the Exercise Price or in the number of shares of common stock, or other stock, securities or property receivable on the exercise of this Warrant, the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate signed by its Chief Financial Officer, President or other designated officer setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company will cause copies of such certificate to be mailed to the registered holder.

7. Notices of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, then, in connection with each such event, the Company shall mail to Wheatley at least ten (10) days prior written notice of the date on which any such record is to be taken for the purpose of such dividend, distribution, right(s) or vote of the stockholders. Each such written notice shall specify the amount and character of any such dividend, distribution or right(s), and shall set forth, in reasonable detail, the matter requiting any such vote of the stockholders.

8. Fractional Shares. No fractional shares of common stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based upon the closing price of the common stock as reported on the Nasdaq National Market on the trading day immediately prior to the date the Exercise Notice is delivered to the Company.

9. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Securities Act. Wheatley, by acceptance hereof, represents, warrants and agrees as follows as of the date hereof and as of the date of each exercise of this Warrant:

(i) this Warrant and the Shares to be issued upon exercise of this Warrant are being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof;

(ii) Wheatley is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risk of such investment;

(iii) this Warrant and the Shares to be issued upon exercise of this Warrant have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under the Securities Act and similar state law exemptions, and this Warrant and the Shares to be issued upon exercise of this Warrant cannot be sold or otherwise disposed of by the holder thereof unless they are subsequently registered under the Securities Act and similar state laws or sold or otherwise disposed of pursuant to an exemption therefrom;

(iv) there has been made available to Wheatley and its advisors the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment in this Warrant and the Shares to be issued upon exercise of this Warrant, and to obtain the Company’s reports and definitive proxy statements on Forms 10-K/A, 10-Q and 8-K, and Schedule 14-A (collectively, the “‘34 Act Documents”) filed with the Securities and Exchange Commission, and any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to it, or to otherwise make an informed investment decision, and that Wheatley has had an opportunity to consult with counsel and other advisers about the investment in this Warrant and the Shares issuable upon exercise of this Warrant, and that all material documents, records and books pertaining to such investment have, on request, been made available to Wheatley and its advisors. Wheatley has reviewed the Company’s ‘34 Act Documents, referenced above, including any business plans or strategies of the Company set forth therein;

(v) this Warrant and all Shares to be issued upon exercise of this Warrant (unless registered under the Securities Act and similar state laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(vi) for securities laws purposes, the Wheatley’s address is 3225 Ash Street, Palo Alto, CA 94306.

(b) Disposition of Warrant and Shares. Prior and as a condition to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act and that remains effective and available for use at the time of such offer, sale, other disposition or exercise), Wheatley and each subsequent holder of this Warrant shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such offer, sale, other disposition or exercise is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each certificate representing this Warrant or the Shares thus transferred (other than pursuant to a registration statement that has been declared effective under the Securities Act and that remains effective and available for use at the time of such offer, sale, other disposition or exercise or a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the opinion of counsel reasonably acceptable to the Company and the Company’s transfer agent, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

10. No Rights as Stockholders. No holder of this Warrant, as such, shall be entitled to the rights of a stockholder or to vote upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of common stock, unless and until this Warrant shall have been exercised and the Shares purchasable upon such exercise shall have become deliverable, as provided herein.

11. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14. Notices. All notices, requests, demands and other communications under this Warrant or in connection herewith shall be given to or made upon (i) Wheatley at J. Robert Wheatley, Wheatley Family Limited Partnership, 3225 Ash Street, Palo Alto, CA 94306, and (ii) the Company at CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, CA

94304, attention: General Counsel; with copies to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, CA 94025, attention: William Davisson. All notices, requests, demands and other communications given or made in accordance with the provisions of this Warrant shall be in writing and shall be deemed received by a party upon the earlier of actual receipt or, if sent by certified mail (postage pre-paid), five (5) days after deposit in the U.S. mail. Any party may, by written notice to the other, alter its address or respondent.

15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the covenants and agreements of between the parties shall inure to the benefit of the successors and assigns of each party.

16. Lost Warrant or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft destruction, or mutilation of this Warrant or any stock certificate issued upon exercise thereof and, in the ease of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the ease of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate of like tenor in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

18. Descriptive Heading. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

19. Governing Law. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding the body of law applicable to conflicts of laws.

20. Assignment. Subject to compliance with applicable federal and state securities laws and Section 9 hereof, this Warrant may be assigned by Wheatley in whole or in part. Upon delivery of a duly executed Assignment Form in the form attached hereto as Exhibit A-2, the Company shall record such assignment on its books and all references to Wheatley hereunder shall be references to such registered holder.

CV THERAPEUTICS, INC. a Delaware corporation

By:	/s/ Louis G. Lange
Name:	Louis G. Lange, M.D., Ph.D.
Title:	Chief Executive Officer

EXHIBIT A-1

NOTICE OF EXERCISE

To:

            (Company Name)

1. The undersigned hereby:

☐ elects to purchase shares of common stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

☐ elects to exercise its net issuance rights pursuant to Section 3(b) of the attached Warrant with respect to shares of common stock.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(Address)

3. The undersigned represents, warrants and agrees that:

(i) the aforesaid shares are being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof;

(ii) the undersigned is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risk of such investment;

(iii) the aforesaid shares have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under the Securities Act and similar state law exemptions, and the aforesaid shares cannot be sold or otherwise disposed of by the undersigned unless they are subsequently registered under the Securities Act and similar state laws or sold or otherwise disposed of pursuant to an exemption therefrom;

(iv) there has been made available to the undersigned and its advisors the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment in the aforesaid shares, and to obtain the Company’s reports and definitive proxy statements on Forms 10-K, 10-Q and 8-K, and Schedule 14-A (collectively, the “‘34 Act Documents”) filed with the Securities and Exchange Commission, and any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to the undersigned, or to otherwise make an informed investment decision, and the undersigned has had an opportunity to consult with counsel and other advisers about the investment in the aforesaid shares, and that all material documents, records and books pertaining to such investment have, on request, been made available to the undersigned and its advisors. The undersigned has reviewed the Company’s ‘34 Act Documents, referenced above, including any business plans or strategies of the Company set forth therein;

(v) the certificate representing the aforesaid shares shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the opinion of counsel reasonably acceptable to the Company and the Company’s transfer agent, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions;

(vi) for securities laws purposes, the undersigned’s address is                                         .

(Date)

(Signature)

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EXHIBIT A-2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

                                                 (Please Print)

        Dated:

        Holder’s Signature:

        Holder’s Address:

        Guaranteed Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution such as a bank, stockbroker, savings and loan association or credit union with membership in an approved medallion signature guarantee program. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The undersigned transferee represents, warrants and agrees that:

(i) the aforesaid Warrant being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof;

(ii) the undersigned is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risk of such investment;

(iii) the aforesaid Warrant has not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under the Securities Act and similar state law exemptions, and the aforesaid Warrant cannot be sold or otherwise disposed of by the undersigned unless it is subsequently registered under the Securities Act and similar state laws or sold or otherwise disposed of pursuant to an exemption therefrom;

(iv) there has been made available to the undersigned and its advisors the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment in the aforesaid Warrant, and to obtain the Company’s reports and definitive proxy statements on Forms 10-K, 10-Q and 8-K, and Schedule 14-A (collectively, the “‘34 Act Documents”) filed with the Securities and Exchange Commission, and any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to the undersigned, or to otherwise make an informed investment decision, and the undersigned has had an opportunity to consult with counsel and other advisers about the investment in the aforesaid Warrant, and that all material documents, records and books pertaining to such investment have, on request, been made available to the undersigned and its advisors. The undersigned has reviewed the Company’s ‘34 Act Documents, referenced above, including any business plans or strategies of the Company set forth therein;

(v) the certificate representing the aforesaid Warrant shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the opinion of counsel reasonably acceptable to the Company and the Company’s transfer agent, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions;

(vi) for securities laws purposes, the undersigned’s address is                                         .

By:

Date:

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